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                                                                       EXHIBIT 7


                  FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT (this "Amendment") is entered into as of September 7, 2001, by and between KING PHARMACEUTICALS, INC., a Tennessee corporation ("King"), and NOVAVAX, INC., a Delaware corporation (the "Company").

         WHEREAS, King and the Company entered into an Investor Rights Agreement dated as of December 19, 2000 (the "Agreement") and the parties now desire to modify certain provisions of the Agreement, as more specifically set forth below; and

         WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties agree to the following:

         1. The following definitions are hereby added to Section 1 of the
Agreement:

            "September 2001 Note" means the 4% Convertible Senior Note issued by the Company pursuant to the September 2001 Note Purchase Agreement, together with all Notes issued by the Company in substitution or exchange therefor pursuant to this Agreement.

         "September 2001 Note Purchase Agreement" means that certain September 2001 Note Purchase Agreement dated as of September 7, 2001, between King and the Company.

         2. The definition of "Notes" contained in Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

            "Notes" mean the First December 2000 Note, the Second December 2000 Note, and the September 2001 Note, together with all Notes issued by the Company in substitution or exchange therefor pursuant to this Agreement.

         3. The definition of "Conversion Price" contained in Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

            "Conversion Price" for any Note means the Initial Conversion Price for such Note, as adjusted pursuant to Section 2 hereof.


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         4. The definition of "Initial Conversion Price" contained in Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

            "Initial Conversion Price" means Ten Dollars ($10) for each of the First December 2000 Note and the Second December 2000 Note. The "Initial Conversion Price" means Thirteen Dollars and Eighty-Seven Cents ($13.87) for the September 2001 Note.

         5. The definition of "Registration Rights Agreement" contained in
Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

            "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of September 7, 2001 between King and the Company.

         6. The following definitions contained in Section 1 of the Agreement are hereby amended as follows:

            "First Note" shall be amended to read "First December 2000 Note".

            "Second Note" shall be amended to read "Second December 2000 Note".

            "Note Purchase Agreement" shall be amended to read "December 2000 Note Purchase Agreement".

         7. The first sentence of Section 2.1(a) is hereby deleted in its entirety and replaced with the following:

            "Subject to and in compliance with the provisions of this Section 2, at the option of the holder thereof, any Note may be converted in whole or in part into fully paid and nonassessable shares (calculated as to each conversion to the nearest one one-hundredth of a share) of Common Stock at the Conversion Price, determined as hereinafter provided, in effect at the close of business on the day of conversion, but not for less than Three Hundred Fifty Thousand (350,000) shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided for herein).

         8. Except as otherwise expressly provided in this Amendment, all provisions of the Agreement are hereby ratified and agreed to be in full force and effect, and are incorporated herein by reference.




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         9. This Amendment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Original signatures transmitted by facsimile shall be acceptable to purposes of executing this Amendment. If original signatures are transmitted by facsimile, the parties shall endeavor in good faith to deliver to each other executed counterpart originals as soon as practicable after the date of this Amendment.

         10. This Amendment and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.



                            [SIGNATURE PAGE FOLLOWS]










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         IN WITNESS WHEREOF, each of the parties hereto has executed this First
Amendment to Investor Rights Agreement, or has caused this First Amendment to Investor Rights Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.


                                    KING PHARMACEUTICALS, INC.



                                    By: /s/ Jefferson J. Gregory
                                        ----------------------------------------
                                    Name: Jefferson J. Gregory
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------




                                    NOVAVAX, INC.



                                    By: /s/ John Spears
                                        ----------------------------------------
                                    Name: John Spears
                                          --------------------------------------
                                    Title: President and CEO
                                           -------------------------------------